Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 24, 2015 with respect to the financial statements of Advanced Inhalation Therapies (AIT) Ltd. included in the Registration Statement on Form F-1 and related Prospectus of Advanced Inhalation Therapies (AIT) Ltd., dated August 25, 2015.

/s/ KOST FORER GABBAY & KASIERER
Tel Aviv, Israel	KOST FORER GABBAY & KASIERER
August 25, 2015	A Member of EY Global